UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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Peoples Financial Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS:
NOTICE IS GIVEN that, pursuant to a call of its Directors, the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) will be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on April 14, 2010, at 7:00 P. M., local time, for the purpose of considering and voting upon the following matters:
1.	To elect five (5) Directors to hold office for a term of one (l) year, or until their successors are elected and shall have qualified.
2.	To approve the appointment of Porter Keadle Moore, LLP, as the independent public accountants of the Company.
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
Only those shareholders of record at the close of business on February 12, 2010, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be Held on April 14, 2010
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, form of Proxy, 2009 Summary Report and 2009 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card, 2009 Summary Report and 2009 Annual Report to Shareholders are available at https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp. In accordance with the SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY ALSO MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A SUBSEQUENTLY DATED PROXY.
By Order of the Board of Directors
Chevis C. Swetman
Chairman, President and Chief Executive Officer
Biloxi, Mississippi
March 11, 2010

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
I. General
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Peoples Financial Corporation (the “Company”) of Proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on April 14, 2010, at 7:00 P.M., local time, and any adjournment thereof, for the purposes stated in the foregoing Notice of Annual Meeting of Shareholders. The foregoing address is also the address of the principal executive offices of the Company.
Shareholders of record of the Company’s Common Stock (the “Common Stock”), at the close of business on February 12, 2010 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, the Company had outstanding 5,151,697 shares entitled to vote at the Annual Meeting. A majority of the outstanding shares constitutes a quorum. Except in the election of directors, each share of Common Stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting for Shareholder approval. Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are counted for purposes of determining a quorum, but are otherwise not counted.
Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy (l) by revoking it in person at the Annual Meeting, (2) by written notification to the Secretary of the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy presented to the Company prior to the exercise of the Proxy. All properly executed Proxies, if not revoked, will be voted as directed. If the shareholder does not direct to the contrary, the shares will be voted “FOR” the nominees listed thereon and “FOR” each of the proposals described in the Notice of Annual Meeting of Shareholders. Solicitation of Proxies will be primarily by mail. Officers, directors, and employees of The Peoples Bank (hereinafter referred to as the “Bank”) also may solicit Proxies personally. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting Proxy materials. The cost of soliciting Proxies will be borne by the Company.
The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying Proxy or their substitutes will vote the shares represented by such Proxies in accordance with the recommendations of the Board of Directors of the Company.
II. Corporate Governance
General
The Company has a long-standing commitment to strong corporate governance practices. The practices provide an important framework within which our Board of Directors and Management can pursue the strategic objectives of the Company and ensure the long-term vitality for the benefit of our shareholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by the shareholders, and the voting membership of all board committees are composed entirely of independent directors. The Company’s Code of Conduct, which is posted on its website, www.thepeoples.com, applies to all directors, officers and employees.

Board independence
The Board of Directors believes that a majority of its members should be independent as defined by NASDAQ listing standards.
Board Composition
The Company’s Nominating Committee Charter defines the criteria for selecting individuals to be nominated for election to the Board of Directors. It is the Company’s intention that all nominees, including those recommended by shareholders, be considered using this same criteria. Further, it is the Company’s intention that the minimum qualifications for nominees be those individuals who have an understanding of the Company’s role in the local economy and who have demonstrated integrity and good business judgment. The Committee is encouraged to consider geographic and demographic diversity among candidates with financial, regulatory and/or business experience, but not so as to compromise the goal of attracting the most qualified individual candidates.
Director Nomination
Since the Company was founded in 1984, there has never been a conflict or dispute regarding director nominations. Accordingly, the Company does not feel that it is necessary at this time to provide a process whereby nominations may be made directly to the Nominating Committee, and this committee does not have a policy for considering candidates recommended by shareholders. However, in accordance with the Company’s by-laws, shareholders may make nominations for election to the Board by delivering written nominations to the Company’s President not less than 14 days or not more than 50 days prior to the meeting when the election is to be held. If the Company does not give at least 21 days notice of the meeting, shareholders are allowed to make nominations by mailing or delivering same to the President not later than the close of business on the seventh day following the day on which the notice of meeting is mailed. The Company welcomes nominations from its shareholders; however, nominations not made in accordance with the by-laws may be disregarded by the Chairman of the meeting. The Company has never received nominations from shareholders.
Shareholder nominations shall include 1) the name, age, business address and residence address of the nominee, 2) the principal occupation or employment of the nominee, 3) the number of shares of the Company’s common stock which are beneficially owned by the nominee, 4) written consent from the potential nominee, and 5) other information relating to the nominee that may be required under federal law and regulations governing such interests. The written notice shall also include the 1) name and address of the shareholder making the nomination, and 2) the number of shares of the Company’s common stock which are beneficially owned by the shareholder making the nomination.
Of the five directors recommended for election at the 2010 Annual Meeting, all nominees were elected as directors at our 2009 meeting.
Board Attendance
There were six meetings of the Board of Directors of the Company held during 2009. All directors attended 75% or more of the total number of meetings of the Board of Directors and the total number of meetings held by the committees on which they served.
The Board of Directors, at its discretion, meets on a periodic basis in executive session with only non-employee directors in attendance.

The Company does not have a written policy that members of the Board of Directors attend the annual meeting of shareholders, but they are encouraged to do so. Three of the directors of the Company were in attendance at the 2009 annual meeting.
Board Leadership
The Chairman leads the Board of Directors and oversees board meetings and the delivery of information necessary for the Board of Directors’ informed decision-making. The Chairman also serves as the principal liaison between the Board of Directors and our Management. The Board of Directors determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. Currently, the Board of Directors believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction. The Vice-Chairman of the Board of Directors is designated as the lead independent director and calls and presides over executive sessions of the Board of Directors.
Board Committees
The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.
The Company has an Audit Committee, which is currently composed of independent directors Drew Allen, Rex E. Kelly and Dan Magruder. The Company’s Board of Directors has determined that Drew Allen is an audit committee financial expert as that term is defined in pertinent SEC regulations. The Board based its determination on the experience of Mr. Allen as the chief executive officer of his company. Mr. Allen also serves as chairman of the Audit Committee, which met seven times during 2009. The Audit Committee may, from time to time, call upon certain advisors or consultants as it deems necessary. The Audit Committee acts pursuant to its Audit Committee Charter. The Audit Committee submits its report to the shareholders at Section XI below. The Audit Committee’s Charter is available for review on the Company’s website at www.thepeoples.com.
The Compensation Committee determines the salary and benefits for the executive officers of the Company. The Committee, composed of independent Company directors Drew Allen, Rex E. Kelly and Dan Magruder and non-voting member Chevis C. Swetman, met two times during 2009 to review the executive officers’ performance and consider bonuses for the preceding year and salaries for the upcoming year. Mr. Kelly serves as chairman of the Compensation Committee. The Compensation Committee submits its report to the shareholders at Section VI. The Compensation Committee’s Charter is available for review on the Company’s website at www.thepeoples.com.
The Company has a Nominating Committee composed of independent directors Drew Allen, Rex E. Kelly and Dan Magruder. Mr. Magruder serves as chairman of the Nominating Committee. The Nominating Committee acts pursuant to a charter which is available on the Company’s website www.thepeoples.com. The Nominating Committee met one time during 2009 and one time during 2010 to nominate individuals to stand for election as directors of the Company.
Board’s Role in Risk Management
Risk is an integral part of the deliberations of the Board of Directors and its committees throughout the year. The Audit Committee and the Board of Directors annually review the Company’s risk assessments, considering management’s plan for mitigating these risks. The Board receives monthly written reports relating to the Company’s risk management and meets at its discretion on a periodic basis with the Chief Risk Officer and other members of Management as well as the Auditor, Compliance Officer and Loan Review Officer.

Shareholder Communication
The Company has implemented a shareholder communication process to facilitate communications between shareholders and the Board of Directors. Any shareholder of the Company who wishes to communicate with the Board of Directors, a committee of the Board, the independent directors as a group, or any individual member of the Board, may send correspondence to Greg M. Batia, Vice President and Auditor, P. O. Box 1172, Biloxi, MS 39533-1172, or at his e-mail address: gbatia@thepeoples.com. Mr. Batia will compile and submit on a periodic basis all shareholder correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the independent directors as a group or an individual Board member.
III. Election of Directors
The following nominees have been designated by the Nominating Committee and are proposed by the Board of Directors for election at the Annual Meeting. The shares represented by properly executed Proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes that the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares voted in favor of the nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.
The persons who will be elected to the Board of Directors will be the five nominees receiving the largest number of votes.
A majority of the persons nominated are independent as defined in the NASDAQ listing standards. No family relationship exists between any director, executive officer or person nominated to become a director of the Company with the exception of Messrs. Page and Swetman, who are cousins.
None of the persons nominated held directorship at any time during the past five years at any public company, with the exception of the Company, or registered investment company.

Drew Allen
Mr. Allen, age 58, has served as an independent director of the Company since 1996 and of the Bank since 1993. He earned his Bachelor of Science degree with an emphasis in Marketing from Mississippi State University. Mr. Allen is President of Allen Beverages, Inc., a beverage distributor headquartered in Gulfport, MS. He holds numerous leadership positions in professional, civic and charitable organizations on both a local and state level and has received regional and local recognition for his service. The Company believes that Mr. Allen’s qualifications to serve on the Board include his executive leadership and management experience.
Rex E. Kelly
Mr. Kelly, age 62, has served as an independent director of the Company since 2002 and of the Bank since 1996. Until his retirement in 2005, he was the Director of Corporate Communications of Mississippi Power Company, a subsidiary of The Southern Company, Gulfport, MS. Mr. Kelly earned his Bachelor of Science degree in American Studies from the University of Southern Mississippi and has held leadership positions in professional, civic and community organizations and has received national and regional recognition for outstanding leadership. He is currently a Senior Counselor with The Hawthorn Group, consulting in the area of strategic communications/corporate and public relations. The Company believes that Mr. Kelly’s qualifications to serve on the Board include his corporate strategy, communications and organizational acumen.
Dan Magruder
Mr. Magruder, age 62, has served as an independent director of the Company since 2000 and of the Bank since 1993 and has also served as Vice Chairman of the Company board since 2003. Mr. Magruder earned his Bachelor of Engineering degree from Vanderbilt University. During his service in the U.S. Navy, he attended the Navy Nuclear Power School, Nuclear Submarine Prototype School and Submarine School. Subsequently, Mr. Magruder assumed executive positions with several organizations before joining Rex Distributing Co., Inc., a beverage distributor headquartered in Gulfport, MS, as president in 1987. Mr. Magruder has provided leadership to a variety of professional, civic and charitable organizations. The Company believes that Mr. Magruder’s qualifications to serve on the Board include his executive leadership and management experience.
Lyle M. Page
Mr. Page, age 78, has served as a director of the Company since 2000 and of the Bank since 1973. He is a founding partner in the law firm of Page, Mannino, Peresich & McDermott, PLLC, headquartered in Biloxi, MS. Mr. Page attended the University of Southern Mississippi and earned his law degree from Tulane University. During his career, he has held leadership positions with a number of professional, community and civic organizations. The Company believes that Mr. Page’s qualifications to serve on the Board include his vast experience in providing legal expertise to the Company and his many other clients during his long career, as well as the deep understanding of the Company’s business, employees and customers that he has acquired over 37 years of service on the Bank Board.
Chevis C. Swetman
Mr. Swetman, age 61, has served as a director of the Company since 1984 and of the Bank since 1975. He has served as Chairman of the Company since 1994. Mr. Swetman is President and Chief Executive Officer of the Company and the Bank and has been employed with the Bank since 1971. He earned a Bachelor of Science and Finance degree and a Master of Business Administration degree from the University of Southern Mississippi. In addition to his role with the Company, Mr. Swetman has been recognized numerous times for his leadership in professional, civic and community organizations. The Company believes that Mr. Swetman’s qualifications to serve on the Board include his 39 years of experience in banking, including as Chairman for 16 years.

IV. Voting Securities and Principal Holders Thereof
On February 12, 2010, the Company had outstanding 5,151,697 shares of its Common Stock, $1.00 par value, owned by approximately 563 shareholders. The following is certain information about the shareholders beneficially owning more than five percent of the outstanding shares of the Company.

	Amount and Nature of
Name & Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Ella Mae Barq	484,891	9.41%
P. O. Box 1347 Biloxi, MS 39533-1347

Peoples Financial Corporation Employee	447,315	8.68%
Stock Ownership Plan (1) P. O. Box 529 Biloxi, MS 39533-0529

Andrew Tanner Swetman (2)	352,319	6.84%
P. O. Box 529 Biloxi, MS 39533-0529

Chevis C. Swetman (3)	845,686	16.42%
P. O. Box 529 Biloxi, MS 39533-0529

(1)	Shares held by the ESOP are allocated to the participants’ account. The participants retain voting rights and the trustee of the ESOP, The Asset Management and Trust Services Division of The Peoples Bank, Biloxi, Mississippi, has dispositive powers.

(2)	Includes (i) shares allocated to Mr. Swetman’s Employee Stock Ownership Plan account, of which Mr. Swetman has voting rights but no dispositive powers; (ii) shares allocated to Mr. Swetman’s 401(k) account, of which Mr. Swetman has both voting rights and dispositive powers; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman’s minor child, of which Mr. Swetman has voting rights and dispositive powers; (v) shares owned by Mr. Swetman’s IRA account, of which Mr. Swetman has voting rights and dispositive powers; (vi) shares owned by the IRA account of Mr. Swetman’s wife, of which Mr. Swetman has neither voting rights or dispositive powers and (vii) shares owned by a private company, in which Mr. Swetman has a 94% ownership interest, of which Mr. Swetman has both voting rights and dispositive powers.

(3)	Includes (i) shares allocated to Mr. Swetman’s Employee Stock Ownership Plan account, of which Mr. Swetman has voting rights but no dispositive powers; (ii) shares allocated to Mr. Swetman’s 401(k) account, of which Mr. Swetman has both voting rights and dispositive powers; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman’s IRA account, of which Mr. Swetman has voting rights and dispositive powers; (v) shares owned by the IRA account of Mr. Swetman’s wife, of which Mr. Swetman has neither voting rights or dispositive powers; and (vi) shares owned by a private company, in which Mr. Swetman and his wife have a 6% ownership interest, of which Mr. Swetman has neither voting rights nor dispositive powers.

V. Ownership of Equity Securities by Directors and Executive Officers
The table below sets forth the beneficial ownership of the Company’s Common Stock as of February 12, 2010, by persons who are currently serving as directors, persons nominated for election at the Annual Meeting and all executive officers named in Section VI hereof. Also shown is the ownership by all directors and executive officers as a group. The persons listed have sole voting and dispositive power as to all shares except as indicated. Percent of outstanding shares of Common Stock owned is not shown where less than one percent.
Beneficial Ownership of Equity Securities by Directors and Executive Officers

	Amount and Nature		Percent of
	of Beneficial Ownership		Outstanding Shares
	of Common Stock		of Common Stock

Drew Allen	5,440
A. Wes Fulmer	6,468	(1) (2)
Ann F. Guice	13,659	(1) (3)
Rex E. Kelly	1,924
Dan Magruder	6,976	(4)
Lyle M. Page	92,179	(5)	1.79%
Jeannette E. Romero	13,870	(1) (6)
Thomas J. Sliman	19,272	(1) (7)
Chevis C. Swetman	845,686	(1) (8)	16.42%
Robert M. Tucei	24,562	(1) (9)
J. Patrick Wild	4,989	(1) (10)
Lauri A. Wood	6,436	(1) (11)

All directors and executive officers of the Company	1,041,461		20.22%

(1)	Participants with shares allocated to their Employee Stock Ownership Plan (“ESOP”) Account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) Account have voting rights and dispositive powers.

(2)	Includes shares allocated to Mr. Fulmer’s ESOP account and shares allocated to Mr. Fulmer’s 401(k) account.

(3)	Includes shares allocated to Ms. Guice’s ESOP account, shares owned by Ms. Guice’s IRA account and Ms. Guice’s 401(k) account.

(4)	Includes shares owned by Mr. Magruder’s wife.

(5)	Includes shares owned by Mr. Page and his daughters jointly, shares owned by Mr. Page’s IRA account and shares held in a trust of which Mr. Page, as trustee, has voting rights and dispositive powers.

(6)	Includes shares allocated to Mrs. Romero’s ESOP account.

(7)	Includes shares allocated to Mr. Sliman’s ESOP account.

(8)	See Note (3) at Section IV.

(9)	Includes shares allocated to Mr. Tucei’s ESOP account.

(10)	Includes shares allocated to Mr. Wild’s ESOP account.

(11)	Includes shares allocated to Miss Wood’s ESOP account.

VI. Compensation of Executive Officers and Directors
Compensation Discussion and Analysis
The Compensation Committee determines the salaries, bonuses and all other compensation of the named executive officers identified in the Summary Compensation Table on page 15 of this Proxy Statement, including the Chief Executive Officer. The Committee is also charged with ensuring that policies and practices are in place to facilitate the development of the Company’s management talent, ensure management succession and enhance the Company’s corporate governance and social responsibility.
A. Guiding Philosophy and Objectives:
The Compensation Committee’s guiding philosophy is to attract and retain highly qualified executives, to motivate them to maximize long-term shareholder value while balancing both short-term and long-term objectives, and to pay for performance. The following objectives serve as guiding principles for all compensation decisions:
•	Provide reasonable levels of total compensation that will enable the Company to attract, retain, and motivate high caliber executives who are capable of optimizing and maintaining the Company’s performance for the benefit of its shareholders.

•	Maintain executive compensation that is fair and consistent with the Company’s size and the compensation practices of the financial services industry.

•	Provide compensation plans that align with the objective of maintaining the ideals of a community bank offering the highest quality products and services to its customers.

•	Align compensation bonus opportunities with long-term shareholder interests by making the payment of bonuses dependent on the Company’s performance with respect to Return on Assets (“ROA”).

•	Provide an incentive for personal performance by allocation of discretionary additional bonus opportunities dependent on the executive’s individual performance.
B. Responsibility of the Compensation Committee:
The primary responsibility of the Compensation Committee is to aid the Board in discharging its duties by recommending to the full Board the compensation of the Company’s Chief Executive Officer and other named executive officers of the company.
C. Role of Executive Officers:
The Chief Executive Officer is a non-voting member of the Compensation Committee and meets with the other committee members to discuss executive performance and compensation. The Executive Vice President attends each meeting of the Compensation Committee and presents his insights and suggestions. The Executive Vice President and Chief Financial Officer each provide information and analysis to the Compensation Committee that is used in determining the named executive officers’ compensation.
D. Consultants, Experts and/or Other Advisors:
The Compensation Committee has been authorized by the Board of Directors to engage consultants, experts, and/or other advisors that are knowledgeable regarding compensation practices within the financial services industry. The hiring of such consultants is at the discretion of the Committee. The Company did not engage consultants, experts or other advisors in establishing compensation for 2009.

E. Factors used to Determine Compensation:
The Committee’s considerations consist of, but are not limited to, analysis of the following factors: financial performance of the Company, including ROA, return on equity, and management of assets, liabilities, capital, and risk. Additionally, the Compensation Committee uses annual compensation surveys to compare the compensation of positions in similar financial institutions of comparable asset size. Specifically, the BAI Bank Cash Compensation Survey and the Mississippi Bankers Association Salary Survey are used as reference material in evaluating the compensation of the named executive officers; however, the Company does not benchmark compensation to any specific company or companies.
In determining total compensation, the Committee also considers the performance of the individual named executive officers in areas such as: the scope of responsibility of the executive; leadership within the Company, the community, and the financial services industry; achievement of work goals; and whether the Company, under the executive’s leadership, has been a good corporate citizen while enhancing shareholder value.
All of these factors are considered in the context of the complexity and the difficulty of managing business risks in the prevailing economic conditions and regulatory environment. The analysis is conducted with respect to each of the executive officers, including the Chief Executive Officer.
F. Compensation Components:
The named executive officers’ total compensation package includes several components. The Company rewards current performance and achievement of short-term goals primarily through salaries and bonuses. Other deferred compensation elements, including the Executive Supplemental Income Plan and Deferred Compensation Plan, are designed to meet long-term objectives including retaining high-performing executives and to plan for management succession as well as to reward loyalty.
Salaries
Salaries are the foundation of each named executive officer’s total compensation package and are normally the largest single component. Salary is the only guaranteed cash payment a named executive officer receives. The Company’s goal is to provide an assured level of cash compensation in the form of salary to attract and retain high caliber executives. Job specific knowledge and experience as well as leadership ability are recognized with salary.
In establishing the salary of the Chief Executive Officer for 2009, the Committee primarily considered Mr. Swetman’s performance and the performance of the Company during 2008 and the compensation levels of chief executive officers of comparable financial institutions. In considering the performance of the Company, the Committee considered the Company’s ROA and asset growth, but utilized no objective criteria. The Committee utilized asset size peer group compensation data as provided by the Mississippi Bankers Association (“MBA”) and the Bank Administration Institute (“BAI”).
For other named executive officers, the Committee’s recommendation concerning salaries was based upon the compensation levels of executive officers of comparable financial institutions, the performance of the Company during 2008 and the individual performance of these named executive officers. The performance of the Company for purposes of establishing salaries was evaluated based on ROA. Individual performance was measured using criteria such as level of job responsibility, achievement of work goals and management skills. The Committee also considered asset size peer group compensation data as provided by the MBA and BAI for executive officers with similar duties and responsibilities.
After considering all of these factors, the Committee chose to freeze the salaries in 2009 for the Chief Executive Officer and all other named executive officers due to the performance of the Company and economic conditions in which it operates. Salaries for 2009 differ from 2008 as raises for 2008 were not effective until February 22, 2008. The exception to this decision was with respect to the salary for the Chief Financial Officer. For 2009, the Compensation Committee increased the salary for the Chief Financial Officer by 4.80% to recognize the responsibilities of this position and better align the salary with salaries for this position at banking institutions in Mississippi.
Bonuses
The Compensation Committee awards bonuses based upon pre-determined performance objectives. Bonuses are generally the other cash component paid to named executive officers on an annual basis. The Chief Executive Officer and all other named executive officers are eligible to receive a bonus which is based on the financial performance of the company. The specific formula and pre-determined goals were established by the Compensation Committee using the Company’s ROA. The bonus calculation, which is approved by the Compensation Committee, allows the executive officer to earn up to a maximum percentage of their salary on established ROA targets. The targets and bonus calculations as a percentage of salary and targets are:

	Base	Base + 1	Base + 2	Base + 3	Maximum

ROA Target	.670%	.800%	.925%	1.050%	1.175%

Chief Executive Officer	15.000%	18.750%	22.500%	26.250%	30.000%

Executive Vice President	12.500%	15.630%	18.750%	21.880%	25.000%

All Other Named Executive Officers	10.000%	12.500%	15.000%	17.500%	20.000%
The Compensation Committee may, at its discretion, also recommend to the Board that the executive officers receive an additional bonus which is determined on a subjective basis. If this additional subjective bonus is recommended, the Committee documents its actions in their minutes. No performance based or discretionary bonuses were awarded to executive officers for 2009 due to the performance of the Company.
Executive Supplemental Income Plan
The Company maintains an Executive Supplemental Income Plan (“ESI”) which provides executives with salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. Executives of the Company and the Bank are selected to participate in the plan at the discretion of the Board of Directors. All named executive officers of the Company have been selected to participate in the plan. ESI benefits are based upon position and salary of the named executive officer at retirement, disability or death. Normal retirement benefits under the plan are equal to 67% of salary for the Chief Executive Officer, 58% of salary for the Executive Vice President and 50% of salary for the other named executives at the time of normal retirement, and are payable monthly over a period of 15 years. The ESI is administered by Clark Consulting, who also provides guidance to the Company relating to the valuation method and assumptions.
The ESI was established in 1988, at which time Mrs. Romero, and Messrs. Swetman and Tucei became participants. Miss Wood and Mr. Fulmer became participants after their date of hire at the discretion of the Board.

Benefits are also available in the event of death, disability, or early retirement. Under early retirement provisions, if separation from service occurs on or after the early retirement date and prior to the normal retirement date, the Company will pay the named executive officer a reduced benefit. The annual benefit set forth for normal retirement will be reduced by one-half percent (0.5%) for each month or partial month between separation from service and the normal retirement date. The benefit will be paid monthly over a period of 15 years. Benefits will commence on the last day of the month following the named executive officer’s separation from service. The early retirement date means the date the named executive officer attains at least age 55, has at least 15 years of employment at the Company, and has participated in this plan for a minimum of five years. The normal retirement date means the date the named executive officer attains age 65. As of December 31, 2009, Mrs. Romero and Messrs. Swetman and Tucei are the only named executive officers eligible to receive early retirement benefits, under the ESI.
If separation from service occurs prior to the early retirement date or prior to the normal retirement date, the Company will pay the named executive officer his or her executive benefit accrual balance as of his or her separation from service. The benefit will be paid in a single lump-sum within 60 days of separation from service. As of December 31, 2009, Miss Wood and Mr. Fulmer are the only named executive officers eligible to receive this benefit.
If a named executive officer becomes disabled prior to the normal retirement date, the Company will pay the named executive officer his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the named executive officer’s normal retirement date and the benefits will be paid monthly over a period of 15 years.
If the named executive officer dies prior to early retirement, normal retirement or disability, the named executive officer’s named beneficiary is entitled to full benefits under the ESI. If the named executive officer dies while receiving benefits, the named beneficiary is entitled to the remainder of any unpaid benefits.
Upon a change of control prior to separation from service, the Company will pay the named executive officer his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the named executive officer’s normal retirement date, or, for named executive officers who have already attained their normal retirement date, their separation from service, and the benefits will be paid monthly over a period of 15 years.
Each named executive officers’ agreement under the ESI may be terminated by the Company. In the event the named executive officer’s agreement under the ESI is terminated, the Company will pay the named executive officer his or her executive accrual balance as of the termination of the agreement, or, if a change of control has occurred, the normal retirement benefit. The benefit will begin on the first date allowable under the ESI and the benefit will be paid over a period of 15 years, or, in some special circumstances, paid in one lump sum.
If any amount is required to be included in the income of a named executive officer due to a failure of his or her ESI agreement to meet the requirements of Section 409A of the Internal Revenue Code, the named executive officer may petition the plan administrator for a distribution of that portion of his or her executive benefit accrual that is required to be included in the named executive officer’s income. Upon the grant of such a petition, which will not be unreasonably withheld, the Company will distribute to the named executive officer an amount equal to the portion of the executive benefit accrual required to be included in his or her income, which amount cannot exceed the named executive officer’s unpaid executive benefit accrual. Any distribution will affect and reduce the named executive officer’s benefits to be paid under his or her ESI agreement.

The benefits will be paid out of the general assets of the Company. The Company has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (“BOLI”), each of which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.
Deferred Compensation Plan
The Company maintains a Deferred Compensation Plan for those executives of the Bank holding the title of vice president, senior vice president or executive vice president and approved for participation in the plan by the Board of Directors. Except for the Chief Executive Officer, all named executive officers participated in the plan in 2009. The plan provides each named executive officer a fixed benefit upon his or her early retirement, normal retirement or disability, or a death benefit to a named beneficiary in the event of the named executive officer’s death. The benefit under the plan is $100,000, payable monthly over a 15 year period, upon the named executive officer’s early retirement, normal retirement or disability and, in the event of a named executive officer’s death, the benefits will be paid to his or her beneficiary. Should the named executive officer separate from service prior to his or her early retirement, normal retirement, disability or death, he or she forfeits all benefits under the plan. In addition, if within three years following his or her separation from service, a named executive officer becomes engaged in the banking business within a certain geographic area around the Company, the named executive officer will forfeit all benefits under the plan.
The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.
The Deferred Compensation Plan was established in 1992, at which time Miss Wood, Mrs. Romero and Mr. Tucei became participants. Mr. Fulmer became a participant in 1996 when he was promoted to Vice President of the Bank.
If separation from service occurs prior to a named executive officer’s normal retirement date, the named executive officer will be entitled to full benefits provided he or she has met the early retirement eligibility. The early retirement date means the date the named executive officer attains at least age 55 and has at least 10 years of employment at the Company. The normal retirement date means the date the named executive officer attains age 65. As of December 31, 2009, Mrs. Romero and Mr. Tucei are the only named executive officers eligible to receive benefits under the Deferred Compensation Plan.
If a named executive officer becomes disabled, he or she is entitled to full benefits under the Deferred Compensation Plan.
If the named executive officer dies prior to early retirement, normal retirement or disability, the named executive officer’s named beneficiary is entitled to full benefits under the Deferred Compensation Plan. If the named executive officer dies while receiving benefits, the named beneficiary is entitled to the remainder of any unpaid benefits.
In the event of a change of control, unless the Deferred Compensation Plan is terminated by the transferee, purchaser or successor entity within 120 days of the change of control, no named executive officer will be entitled to a distribution under this plan as a result of the change in control. If the Deferred Compensation Plan is terminated within 120 days of a change of control, then each named executive officer will become immediately eligible to receive the present value of his or her benefits under this plan. In addition, in the event the Deferred Compensation Plan is continued but a named executive officer is involuntarily terminated within 180 days of a change of control, the terminated named executive officer will be eligible to receive his or her benefits under this plan. Such benefits will be calculated by taking the present value of the benefits provided and such benefits will be paid in a lump sum within 180 days of the change in control.

Split-Dollar Agreement
The Company owns endorsement split-dollar policies, of which the Bank is the owner and beneficiary, which provide a guaranteed death benefit of $150,000 to the Chief Executive Officer’s beneficiaries. Beginning on January 1, 2008, the Company was required to accrue the post-retirement benefit over the service period for deferred compensation plans funded through endorsement split-dollar life insurance. Accordingly, 2008 is the first year for which the Company has accrued a liability for this benefit.
Employee Stock Ownership Plan
The Company maintains an Employee Stock Ownership Plan covering all eligible employees of the Company.
The Board determines the total contribution to the Plan, which is allocated to all participants based on their compensation.
401(k) Plan
The Company maintains a 401(k) Plan in which eligible employees of the Company may choose to participate. The Board determines the formula for the matching contribution to the Plan, which is currently 75% of the employee’s contribution (up to 6% of compensation).
G. Accounting and Tax Treatment:
While the Compensation Committee considers the accounting and tax implications in the design of the compensation program, this has not had a significant impact in their decision-making process.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.
This report is presented by the Compensation Committee, consisting of the following persons:

Rex E. Kelly, Chairman	Drew Allen	Dan Magruder	Chevis C. Swetman (non-voting)
Compensation Committee Interlocks and Insider Participation in Compensation
During 2009, no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Compensation Committee or board of directors of the Company.
Chevis C. Swetman, President and Chief Executive Officer of the Company, serves as a non-voting member of the Compensation Committee. The independent members of the Committee meet in executive session, outside of the presence of management, to consider and decide on the compensation for all executive officers of the Company. There are no employment contracts with the executive officers.

Summary Compensation Table
The Summary Compensation Table below displays the total compensation awarded to, earned by or paid to the named executive officers for 2009, 2008 and 2007.

					Change in
					Pension Value
					and Nonqualified	All Other
					Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus		Earnings (2)	(1)	Total

Chevis C. Swetman	2009	$270,000	$		$205,360	$12,386	$487,746
President and Chief Executive	2008	268,902		30,375	233,047	10,972	543,296
Officer	2007	255,756		59,577	189,940	11,157	516,430

Lauri A. Wood	2009	128,846			34,364	7,381	170,591
Chief Financial Officer	2008	123,181		9,300	29,893	7,606	169,980
	2007	115,454		28,643	26,826	7,819	178,742

A. Wes Fulmer	2009	158,000			52,975	8,754	219,729
Executive Vice President	2008	156,265		14,813	48,088	9,049	228,214
	2007	140,629		32,080	41,960	8,604	223,273

Jeannette E. Romero	2009	121,000			94,762	6,579	222,341
Second Vice President	2008	120,382		9,075	92,309	7,157	228,922
	2007	114,826		28,643	85,939	7,160	236,567

Robert M. Tucei	2009	121,000			80,996	6,580	208,576
Vice President	2008	120,382		9,075	74,459	7,159	211,075
	2007	114,826		28,643	71,658	7,148	222,275

(1)	Includes contributions and allocations pursuant to Employee Stock Ownership Plan and 401(k) Plan.

(2)	Change in Pension Value and Nonqualified Compensation Earnings for each year equals the sum of the Registrant’s Contributions and Aggregate Earnings from the Nonqualified Deferred Compensation Table on page 17.

Pension Benefits Table
The Pension Benefits Table below presents information on the ESI, Deferred Compensation Plan and Split Dollar Agreement, as of December 31, 2009, 2008 and 2007 for the named executive officers.

			Number of
			Years	Present Value of
			Credited	Accumulated
Name and Principal Position	Year	Plan Name	Service	Benefit

Chevis C. Swetman	2009	Executive Supplemental Income Agreement	21	$1,258,292
President and Chief		Split Dollar Agreement	7	31,017
Executive Officer

	2008	Executive Supplemental Income Agreement	20	1,054,734
		Split Dollar Agreement	6	29,215

	2007	Executive Supplemental Income Agreement	19	850,902

Lauri A. Wood	2009	Executive Supplemental Income Agreement	17	146,834
Chief Financial Officer		Deferred Compensation Plan	15	12,170

	2008	Executive Supplemental Income Agreement	16	116,200
		Deferred Compensation Plan	14	8,440

	2007	Executive Supplemental Income Agreement	15	87,911
		Deferred Compensation Plan	13	6,836

A. Wes Fulmer	2009	Executive Supplemental Income Agreement	14	211,485
Executive Vice		Deferred Compensation Plan	13	13,818
President

	2008	Executive Supplemental Income Agreement	13	163,605
		Deferred Compensation Plan	12	8,723

	2007	Executive Supplemental Income Agreement	12	116,975
		Deferred Compensation Plan	11	7,266

Jeannette E. Romero	2009	Executive Supplemental Income Agreement	21	556,902
Second Vice President		Deferred Compensation Plan	15	63,343

	2008	Executive Supplemental Income Agreement	20	473,448
		Deferred Compensation Plan	14	52,035

	2007	Executive Supplemental Income Agreement	19	384,617
		Deferred Compensation Plan	13	48,557

Robert M. Tucei	2009	Executive Supplemental Income Agreement	21	477,061
Vice President		Deferred Compensation Plan	15	54,267

	2008	Executive Supplemental Income Agreement	20	405,434
		Deferred Compensation Plan	14	44,898

	2007	Executive Supplemental Income Agreement	19	332,352
		Deferred Compensation Plan	13	43,521

Nonqualified Deferred Compensation
The Nonqualified Deferred Compensation Table below reflects activity during 2009, 2008 and 2007 for each of the named executive officers.

		Registrant	Aggregate	Aggregate
		Contributions for	Earnings for the	Balance at
Name and Principal Position	Year	the Year (4)	Year (4)	December 31,

Chevis C. Swetman	2009	$134,736	$68,822	$1,258,292	(1)
President and Chief Executive Officer	2009	1,802		31,017	(3)
	2008	147,228	56,604	1,054,734	(1)
	2008	29,215		29,215	(3)
	2007	145,116	44,824	850,902	(1)

Lauri A. Wood	2009	22,824	7,810	146,834	(1)
Chief Financial Officer	2009	3,730		12,170	(2)
	2008	22,248	6,041	116,200	(1)
	2008	1,604		8,440	(2)
	2007	21,372	4,427	87,911	(1)
	2007	1,027		6,836	(2)

A. Wes Fulmer	2009	36,756	11,124	211,485	(1)
Executive Vice President	2009	5,095		13,818	(2)
	2008	38,340	8,290	163,605	(1)
	2008	1,458		8,723	(2)
	2007	34,980	5,690	116,975	(1)
	2007	1,290		7,266	(2)

Jeannette E. Romero	2009	52,776	30,678	556,902	(1)
Second Vice President	2009	11,308		63,343	(2)
	2008	63,336	25,495	473,448	(1)
	2008	3,478		52,035	(2)
	2007	59,916	20,436	384,617	(1)
	2007	5,587		48,557	(2)

Robert M. Tucei	2009	45,348	26,279	477,061	(1)
Vice President	2009	9,369		54,267	(2)
	2008	51,156	21,926	405,434	(1)
	2008	1,377		44,898	(2)
	2007	48,900	17,750	332,352	(1)
	2007	5,008		43,521	(2)

(1)	Executive Supplemental Income Plan

(2)	Deferred Compensation Plan

(3)	Split Dollar Agreement

(4)	The sum of the Registrant Contributions and the Aggregate Earnings equals the Change in Pension Value and Nonqualified Compensation Earnings in the Summary Compensation Table.

Estimated Payments from the Executive Supplemental Income Plan
The table below indicates the amount of compensation payable to each named executive officer under the Executive Supplemental Income Plan, as applicable upon different termination events. The amounts shown assume a termination date of December 31, 2009 and present total amounts for each scenario.

										Pre-
		Early Termination		Early Retirement		Disability		Change in Control		Retirement
		Lump Sum Benefit		Annual Benefit		Annual Benefit		Annual Benefit		Death
		Amount Payable at		Amount Payable At		Amount Payable at		Amount Payable at		Benefit
Termination Event		Separation From		Separation from		Normal Retirement		Normal Retirement		Annual
Method of Payment (2)		Service		Service		Age		Age		Benefit
Name and Principal	Benefit		Based On		Based On		Based On		Based On	Based On
Position	Level (1)	Vesting	Accrual	Vesting	Benefit	Vesting	Benefit	Vesting	Benefit	Benefit

Chevis C. Swetman	$180,900		$	81%	$146,529	100%	$180,900	100%	$180,900	$180,900
President & Chief Executive Officer

Lauri A. Wood	65,000	100%	146,834	0%		100%	65,000	100%	65,000	65,000
Chief Financial Officer

A. Wes Fulmer	91,640	100%	211,485	0%		100%	91,640	100%	91,640	91,640
Executive Vice President

Jeannette E. Romero	60,500			97%	58,383	100%	60,500	100%	60,500	60,500
Second Vice President

Robert M. Tucei	60,500			89%	53,543	100%	60,500	100%	60,500	60,500
Vice President

(1)	Based on 67%, 58% or 50% of current compensation for the Chief Executive Officer, Executive Vice President and other named executive officers, respectively.

(2)	The annual benefit amount will be distributed in 12 equal monthly installments for 15 years for a total of 180 monthly payments.

Estimated Payments from the Deferred Compensation Plan
The table below indicates the amount of compensation payable to each named executive officer under the Deferred Compensation Plan, as applicable upon different termination events. The amounts shown assume a termination date of December 31, 2009 and present total amounts for each scenario.

										Pre-
				Early Retirement				Change in Control		Retirement
				Total Benefit		Disability		Lump Sum Benefit		Death
				Amount Payable at		Annual Benefit		Amount Payable at		Benefit
				Separation from		Amount Payable at		Separation From		Total
		Early Termination		Service		Disability		Service		Benefit
Termination Event	Benefit		Based On		Based On		Based On		Based On	Based On
Method of Payment (2)	Level (1)	Vesting	Accrual	Vesting	Benefit	Vesting	Benefit	Vesting	Accrual	Benefit

Lauri A. Wood	$100,000	0%	$	0%	$	100%	$100,000	100%	$12,170	$100,000
Chief Financial Officer

A. Wes Fulmer	100,000	0%		0%		100%	100,000	100%	13,818	100,000
Executive Vice President

Jeannette E. Romero	100,000			100%	100,000	100%	100,000	100%	63,343	100,000
Second Vice President

Robert M. Tucei	100,000			100%	100,000	100%	100,000	100%	54,267	100,000
Vice President

(1)	The benefit amount is the total benefit.

(2)	The total benefit will be distributed in 12 equal monthly installments for a total of 180 monthly payments.

Directors’ Compensation
During 2009, directors who are employees of the Bank did not receive any compensation for serving on the Board of the Bank or the Company or on any Board committee. All non-employee directors received an annual retainer of $3,500. Non-employee directors additionally receive $500 per board meeting attended and $300 per committee meeting attended. The chairman of the audit committee received $500 per audit committee meeting attended. The chairman of all other committees received $400 per committee meeting attended.
The Company offers a Directors’ Deferred Income Plan whereby directors of the Company and the Bank are given an opportunity to defer receipt of their annual director’s fees until age sixty-five. For those who choose to participate, benefits are payable monthly for 10 years beginning on the first day of the month following the later of the director’s normal retirement age or separation from service. Normal retirement age is 65. The amount of the benefit will vary depending on the fees the director has deferred and the length of time the fees have been deferred. Interest on deferred fees accrues at an annual rate of 10%, compounded annually. After payments have commenced, interest accrues at an annual rate of 7.50%, compounded monthly. In the event of the director’s death, benefits are payable to the director’s named beneficiary. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.
The Company also offers an Outside Directors’ Supplemental Income Plan to provide a benefit to its non-employee directors. The benefit is based upon the age of the Outside Director upon his appointment to the board. Directors Drew Allen and Dan Magruder are entitled to receive $5,000 annually for 10 years and Directors Rex E. Kelly and Lyle M. Page are entitled to receive $4,000 annually for 10 years. The benefit is payable upon the later of the Outside Director’s attainment of age sixty-five or cessation of service as a director. An Outside Director must serve as an Outside Director until the earlier of his death or ten (10) consecutive years as an Outside Director to be entitled to any benefit. In the event of the death of the Outside Director, their beneficiary shall receive a death benefit totaling the remainder of benefits due the Outside Director. The death benefit will be paid in a single lump sum within 90 days following the Outside Director’s death. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

Director Compensation Table
The Director Compensation Table below presents information on fees earned or paid to directors in 2009, 2008 and 2007.

			Change in Pension
			Value and Nonqualified
		Fees Earned or	Deferred Compensation
Name	Year	Paid In Cash	Earnings	Total

Drew Allen	2009	$24,300	$13,416	$37,716
	2008	21,000	13,358	34,358
	2007	22,600	7,010	29,610

Rex E. Kelly	2009	23,300	17,151	40,451
	2008	18,800	12,421	31,221
	2007	23,600	10,920	34,520

Dan Magruder	2009	16,300	20,280	36,580
	2008	13,900	19,079	32,979
	2007	20,200	13,873	34,073

Lyle M. Page	2009	20,800	9,547	30,347
	2008	18,700	6,942	25,642
	2007	21,200	13,939	35,139

Chevis C. Swetman (1)	2009		37,306	37,306
	2008		34,703	34,703
	2007		32,282	32,282

(1)	In prior years, Mr. Swetman had received fees for serving on the Board of Directors and had deferred such fees under the Directors’ Deferred Income Plan.
VII. Transactions with Management
In the ordinary course of business, the Company, through its bank subsidiary, extends loans to certain officers and directors and their personal business interests at, in the opinion of Management, the same terms including interest rates and collateral, as those prevailing at the same time for comparable loans of similar credit risk with persons not related to the Company or its subsidiaries. These loans do not involve more than normal risk of collectability and do not include other unfavorable features. Other than these transactions, there were no material transactions with any such persons during the year ended December 31, 2009.
Lyle M. Page is a partner with Page, Mannino, Peresich & McDermott, PLLC, which provides legal counsel to the Company.

VIII. Section 16(a) Beneficial Ownership Reporting Compliance
Directors, executive officers of the Company and holders of more than 10 percent of the Company’s outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Company believes that during 2009 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements.
IX. Executive Officers
The following sets forth certain information with respect to the executive officers of the Company who are not also directors as of December 31, 2009:

Name (Age)	Position

A. Wes Fulmer (50)	Executive Vice-President, Peoples Financial Corporation since 2006; Vice-President and Secretary, Peoples Financial Corporation 1997 - 2006; Executive Vice President, The Peoples Bank, since 2006; Senior Vice President, The Peoples Bank 1997 - 2006

Thomas J. Sliman (73)	First Vice President, Peoples Financial Corporation, since 2000; Second Vice President, Peoples Financial Corporation 1985 - 1999; Senior Vice President, The Peoples Bank, since 1988

Jeannette E. Romero (64)	Second Vice President, Peoples Financial Corporation, since 2000; First Vice President, Peoples Financial Corporation 1985 - 1999; Senior Vice President, The Peoples Bank, since 1990

Robert M. Tucei (63)	Vice President, Peoples Financial Corporation since 1995; Senior Vice President, The Peoples Bank, since 1988

Lauri A. Wood (48)	Chief Financial Officer and Controller, Peoples Financial Corporation since 1994; Senior Vice President/Cashier, The Peoples Bank, since 1996

Ann F. Guice (62)	Vice President and Secretary, Peoples Financial Corporation, since 2006; Senior Vice President, The Peoples Bank, since 2006; Vice-President, The Peoples Bank 1998 - 2006

J. Patrick Wild (47)	Vice President, Peoples Financial Corporation, since 2009; Senior Vice President, The Peoples Bank, since 2008; Vice-President, The Peoples Bank 2001 - 2008

X. Independent Public Accountants
Porter Keadle Moore, LLP, (“PKM”) of Atlanta, Georgia, has served as the independent accounting firm for the Company since August of 2006. The Board of Directors has appointed PKM as auditors for the fiscal year ending December 31, 2010.
The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Porter Keadle Moore, LLP, will attend the Annual Meeting.
Although not required to do so, the Board of Directors has chosen to submit its appointment of Porter Keadle Moore, LLP, for ratification by the Company’s shareholders. It is the intention of the persons named in the PROXY to vote such Proxy “FOR” the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter.
XI. Audit Committee Report
The Board of Directors has established an Audit Committee, whose responsibilities are set forth in the Audit Committee Charter. All members of the Audit Committee are deemed to be independent, as such term is defined by NASDAQ. The Audit Committee oversees the operation of the Company’s Audit Department. The Audit Committee also periodically meets with the independent public accountants for the Company and its subsidiaries, and makes recommendations to the Board of Directors concerning any matters related to the independent public accountants.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with the independent auditors the auditors’ independence, and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining the auditors’ independence.
The Audit Committee has discussed with management and the independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required for certain periodic filings by the Company with the SEC. The Board of Directors maintains an Audit Committee Charter, which meets the requirements of the Sarbanes-Oxley Act of 2002, and rules promulgated by the SEC.
Based upon the reviews and discussions with management and the independent auditors as referenced above, the Audit Committee has recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
This report is presented by the Audit Committee, consisting of the following persons:

Drew Allen, Chairman	Rex E. Kelly	Dan Magruder

XII. Independent Accountants’ Fees
The Company’s Audit and Non-Audit Service Pre-Approval Policy stipulates that all services provided by the independent accountants are subject to specific pre-approval by the Audit Committee. During 2009, the Company was in compliance with this Policy.
The following table sets forth the aggregate fees billed by Porter Keadle Moore, LLP, for the years ended December 31, 2009, 2008 and 2007 for professional services rendered for: Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. Audit Fees includes aggregate fees billed for professional services rendered by Porter Keadle Moore, LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2009, 2008 and 2007, including the audit of internal controls over financial reporting, review of the annual report on Form 10-K and reviews of quarterly consolidated financial statements included in periodic reports filed with the SEC during 2009, 2008 and 2007, including out of pocket expenses. Audit-Related Fees include fees billed for professional services rendered by Porter Keadle Moore, LLP during the years ended December 31, 2009, 2008 and 2007, which relate to the audit of the Company’s employee stock ownership and 401(k) plans for the years ended December 31, 2008, 2007 and 2006. Tax Fees include the aggregate fees billed for tax services rendered by Porter Keadle Moore, LLP during the years ended December 31, 2009, 2008 and 2007. These services consisted of tax compliance and tax consultation services. There were no other fees paid to PKM during 2009, 2008 and 2007.

	Audit Fees	Audit-Related Fees	Tax Fees	Total Fees

2009	$274,041	$18,000	$19,870	$311,911
2008	273,662	17,000	17,890	308,552
2007	244,126	28,500	19,950	292,576
XIII. Proposals of Shareholders
In order for a shareholder proposal to be included in a Proxy Statement and form of Proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Company not less than 120 days in advance of the date the previous year’s Proxy Statement and form of Proxy were mailed to shareholders. Thus, a shareholder proposal must be received before November 11, 2010 in order to be included in the Proxy Statement and form of Proxy for the 2011 annual meeting.
In accordance with the Company’s by-laws, shareholders may make proposals for consideration at the annual meeting by delivering their written proposal to the Company’s President not less than 14 days or more than 50 days prior to the 2011 annual meeting. If the Company does not give at least 21 days notice of the meeting, shareholders are allowed to make proposals by mailing or delivering their proposal to the President not later than the close of the business on the seventh day following the day on which the notice of meeting is mailed.
BY ORDER OF THE BOARD OF DIRECTORS
Chevis C. Swetman
Chairman

PROXY
PEOPLES FINANCIAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
April 14, 2010
The undersigned hereby appoint Chevis C. Swetman, the true and lawful attorney-in-fact for the undersigned, with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) to be held at The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, at 7:00 P.M., local time, on April 14, 2010, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:
1.	The election of the following five persons as directors.
(INSTRUCTIONS: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

Drew Allen		Rex E. Kelly		Dan Magruder
Lyle M. Page		Chevis C. Swetman

For all nominees except as indicated	☐	Against all nominees	☐
2.	To approve the appointment of Porter Keadle Moore, LLP as the independent registered public accounting firm for the Company.

Approve	☐	Disapprove	☐	Abstain	☐
3.	Transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

Approve	☐	Disapprove	☐	Abstain	☐
THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR THE ABOVE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF AUTHORITY IS GRANTED PURSUANT TO PROPOSAL 3 ABOVE, THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.
Please date the Proxy and sign your name exactly as it appears on the stock records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If signed as a corporation or other entity, please sign in entity’s name by authorized person.
You may also access the proxy materials and vote your proxy online by using your 12 digit control number found below at https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp .

Signature

Signature

Date

Number of Shares